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                                                                 EXHIBIT 3.18(b)

                                              STATE DEPARTMENT OF ASSESSMENT
                                                       AND TAXATION
                                                   APPROVED FOR RECORD
                                                   7-20-87 at 9:56 a.m.

                            HOMEQUITY SERVICES, INC.

                              ARTICLES OF AMENDMENT

            Homequity Services, Inc., a Maryland Corporation, having its principal office in Baltimore County, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation in its entirety, and substituting in lieu thereof the following:

            "SECOND: The name of the Corporation (which is hereinafter called the "Corporation") is PHH CashCard, Inc."

            SECOND: The Board of Directors of the Corporation duly adopt resolutions setting forth the foregoing amendment to the charter, declaring it to be advisable and directing that it be submitted for action thereon at a special meeting of the stockholders of the Corporation to be held on July 16, 1987.

            THIRD: Notice setting forth the said amendment of the charter and stating that the purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmation vote of more than two-thirds of all the shares of the Common Stock of the Corporation outstanding and entitled to vote thereon.

            FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

            IN WITNESS WHEREOF, Homequity Services, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Assistant Secretary on July 16, 1987.

ATTEST:                                    HOMEQUITY SERVICES, INC.

By /s/ Gordon W Priest Jr                  By /s/ [ILLEGIBLE]
  -------------------------                   ------------------------------
    Assistant Secretary                            Vice President

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Page Two

            THE UNDERSIGNED, Vice President of Homequity Services, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                        /s/ [ILLEGIBLE]
                                                     -------------------------
                                                         Vice President